UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 9, 2018 (November 8, 2018)

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 Woodbine Avenue, Suite 300

Markham, Ontario, Canada L3R 4G8

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

☐  Emerging Growth Company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On November 8, 2018, SMTC Corporation, a Delaware corporation (the “Company”), entered into that certain Stock Purchase Agreement (the “Purchase Agreement”), by and among the Company, MC Assembly Holdings, Inc., a Delaware corporation (the “Target”), each of the stockholders of the Target (the “Sellers”), and Cyprium Investment Partners LLC, a Delaware limited liability company, in its capacity as a representative of the Sellers, pursuant to which the Company agreed to purchase all of the issued and outstanding shares of capital stock of Target from the Sellers (such transaction, the “MC Acquisition”). The MC Acquisition includes an initial purchase price of approximately $65,000,000 in cash plus a potential earnout of up to $5,000,000 in cash payable by the Company upon the achievement of certain performance milestones determined after the completion of the Company’s first fiscal quarter of 2019. The Purchase Agreement and the MC Acquisition were unanimously approved by the Board of Directors of the Company, and the MC Acquisition closed on November 8, 2018. The foregoing description of the Purchase Agreement is not complete and is subject to and entirely qualified by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1.

Amended and Restated Revolving Credit Facility

On November 8, 2018, the Company, Target, SMTC Manufacturing Corporation of California, a California corporation (“SMTC California”), SMTC Mex Holdings, Inc., a Delaware corporation (“SMTC Mex”), HTM Holdings Inc., a Delaware corporation (“HTM”), M C Test Service, Inc., a Florida corporation (“MC Test”), MC Assembly International LLC, a Delaware limited liability company (“MC Assembly International”), MC Assembly LLC, a Delaware limited liability company (“MC Assembly” and, together with SMTC, Target, SMTC California, SMTC Mex, HTM, MC Assembly Holdings, MC Test, and MC Assembly International, and each other person joined thereto as a borrower from time to time, each a “Borrower” and, collectively, the “Borrowers”), and the financial institutions which are now or which hereafter become party to the PNC Amendment (as defined below) (“PNC Lenders"), and PNC Bank, National Association (“PNC”), as agent for the PNC Lenders, entered into that certain Amended and Restated Revolving Credit and Security Agreement (the “PNC Amendment”), pursuant to which the Revolving Credit and Security Agreement, dated September 14, 2011, which governs the credit facilities among the Borrowers, PNC Lenders and PNC (the “PNC Facilities”), was amended and restated to increase the total amount available for borrowings under the PNC Facilities to $45,000,000. On November 8, 2018, the Company borrowed an aggregate of $21,924,797 pursuant to the PNC Facilities. Following the PNC Amendment, advances made under the PNC Facilities bear interest at the U.S. base rate plus a grid ranging from 0.50% to 1.00% or 1, 2 or 3-month fully-absorbed PNC LIBOR plus a grid ranging from 1.50% to 2.00%. The base commercial lending rate should approximate prime rate. The PNC Facilities are a joint and several obligation of the Borrowers and are jointly and severally guaranteed by Borrowers and other subsidiaries of the Company. Repayment under the PNC Facilities is collateralized by the assets of the Company and each of its subsidiaries. The foregoing description of the PNC Amendment is not complete and is subject to and entirely qualified by reference to the full text of the PNC Amendment, which is attached hereto as Exhibit 10.1.

Financing Agreement

In connection with the MC Acquisition, on November 8, 2018 (the “Closing Date”), the Company entered into that certain Financing Agreement (the “TCW Agreement”), by and among the Borrowers, lenders from time to time party thereto (“TCW Lenders”), and TCW Asset Management Company LLC, as collateral agent for the TCW Lenders (“TCW”), whereby the TCW Lenders provided the Borrowers with a senior secured credit facility in an aggregate amount of up to $67,000,000, consisting of (i) a term loan A facility (the “Term Loan A Facility”) in an amount of $50,000,000, and (ii) a term loan B facility (the “Term Loan B Facility” and, together with the Term Loan A Facility, the “TCW Facilities”) in an amount of $17,000,000. On November 8, 2018, the Company borrowed an aggregate of $50,000,000 pursuant to the Term Loan A Facility, and $12,000,000 pursuant to the Term Loan B Facility. The TCW Facilities mature on the earlier of November 8, 2023 or the maturity of the PNC Facilities (the “Maturity Date”). The Term Loan A Facility bears interest, as selected by the Company at the time of borrowing, at the base rate plus 5.00% or LIBOR plus 7.00%. Term Loan B Facility bears interest, as selected by the Company at the time of borrowing, at the base rate plus 8.50% or LIBOR plus 10.50%. The base rate should approximate U.S. prime rate. Payment of loans made under the Term Loan A Facility at any time prior to the Maturity Date (other than scheduled amortization payments and mandatory prepayments) are subject to an applicable premium equal to (a) the amount of such payment multiplied by (b)(i) 3.00% in the event that such payment occurs before the first anniversary of the Closing Date, (ii) 2.00% in the event that such payment occurs after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date and (iii) 1.00% in the event that such payment occurs after the second anniversary of the Closing Date and on or before the third anniversary of the Closing Date. No such applicable premium is payable for any payment of loans made under the Term Loan A Facility occurring after the third anniversary of the Closing Date. The TCW Facilities are a joint and several obligation of the Borrowers and are jointly and severally guaranteed by Borrowers and other subsidiaries of the Company. Repayment under the TCW Facilities are collateralized by the assets of the Company and each of its subsidiaries. The foregoing description of the TCW Agreement is not complete and is subject to and entirely qualified by reference to the full text of the TCW Agreement, which is attached hereto as Exhibit 10.2.

Subscription Agreement

In connection with and as part of the consideration paid by the Company for the TCW Agreement, on November 8, 2018, the Company entered into a subscription agreement (a “Subscription Agreement”) with certain of the TCW Lenders, relating to the sale and issuance by the Company of warrants to purchase shares of common stock of the Company, par value $0.01 (“Common Stock”) equal to an aggregate of 2% of the shares of Common Stock on the Closing Date on a fully diluted basis at the Closing Date (collectively, the “Warrants”). The Warrants have a nominal exercise price, not to exceed $0.01 per share, and may be exercised by cashless exercise or by payment of cash, subject to adjustment therein. Subject to the TCW Lenders, collectively, not owning more than 4.99% of the aggregate outstanding shares of Common Stock following the TCW Lenders’ exercise of the Warrants, the Warrants shall be exercisable on or after the Closing Date and have a term of exercise equal to 7 years from the Closing Date. The Warrants also provide for an adjustment in the number of shares of Common Stock underling the Warrants if the Company, subject to certain exceptions, issues, or is deemed to have issued, Common Stock at a price that is less than the fair market value of the Common Stock at the time of such issuance or deemed issuance.

The Warrants were sold to the TCW Lenders in a transaction pursuant to a private placement (“Private Placement”). The Warrants are being issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) thereof and Regulation D thereunder. The foregoing description of the Subscription Agreement and the Warrants is not complete and is subject to and entirely qualified by reference to the full text of the Subscription Agreement and Warrants, the forms of which are attached hereto as Exhibit 10.3 and Exhibit 4.1, respectively.

Registration Rights Agreement

In connection with the TCW Agreement and the issuance of the Warrants, the Company and certain of the TCW Lenders entered into a registration rights agreement (the “Registration Rights Agreement”), dated November 8, 2018. Under the terms of the Registration Rights Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) (i) a registration statement (the “Registration Statement”) covering the resale of 125% of the maximum number of shares of Common Stock underlying the Warrants within 60 days of the Closing Date, (ii) a registration statement to replace the initially-filed Registration Statement to cover the resale of 150% of the maximum number of shares of Common Stock underlying the Warrants within 90 days of the Company’s next annual meeting, which shall take place no later than August 31, 2019, and (iii) to the extent the number of shares of Common Stock underlying the Warrants increases on the second anniversary of the Closing Date, another Registration Statement covering 150% of the maximum number of such additional shares of Common Stock issuable upon exercise of the Warrants within 60 days of the second anniversary of the Closing Date. The Company shall use its reasonable best efforts to have any such Registration Statements declared effective within 90 days after the earlier of (i) the date such Registration Statement is filed with the SEC and (ii) the date such Registration Statement is required to be filed with the SEC. The Company granted the TCW Lenders customary indemnification rights in connection with each Registration Statement. The TCW Lenders also granted the Company customary indemnification rights in connection with the Registration Statement. The foregoing description of the Registration Rights Agreement is not complete and is subject to and entirely qualified by reference to the full text of the Registration Rights Agreement, the form of which is attached hereto as Exhibit 10.4.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 regarding the MC Acquisition pursuant to the Purchase Agreement is incorporated into this Item 2.01 by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 regarding the issuance of the Warrants and the Private Placement is incorporated into this Item 3.02 by reference.

Item 7.01	Regulation FD Disclosure.

On November 9, 2018, the Company issued a press release providing management’s financial guidance with regard to the Company’s performance as well as announcing the closing of the MC Acquisition.  A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(a)       Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Target required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for this Current Report on Form 8-K.

(b)       Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d)       Exhibits

Exhibit Number	Description

2.1	Purchase Agreement
4.1	Form of Warrant
10.1	PNC Amendment
10.2	TCW Agreement
10.3	Form of Subscription Agreement
10.4	Form of Registration Rights Agreement
99.1	Press Release of SMTC Corporation dated November 9, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2018	SMTC CORPORATION By: /s/ Edward Smith Name: Edward Smith Title: President and Chief Executive Officer